SkyWay's IBC System Impresses World Airline Entertainment Association (WAEA)
Attendees

On September 21-24 the World Airline Entertainment Association (WAEA) held their
25th Annual Conference and Exhibition in Seattle, Washington. The WAEA is an
international non-profit organization founded in 1979 representing more than 80 commercial, international and domestic airlines and 250 airline vendors/suppliers and related companies. Their membership includes aircraft manufacturers, motion picture studios/producers/distributors, broadcast networks, electronic content creators and audio/video equipment manufacturers, who are committed to excellence in providing In-flight Entertainment (IFE) and communication products and services.

Management believed it was important to take this opportunity, within such an exclusive audience, to tell the SkyWay story to the airline industry and prospective buyers. Although SkyWay's presentation booth was modest in design, the "under construction" theme reflected the progress SkyWay's in-flight communications system has made. This presentation was very well received and sent a positive message to all in attendance that SkyWay intends to be the
In-Flight Broadband supplier of the future and a company that is determined to lead the industry in providing the flying public with the most enjoyable in-flight experience available.

SkyWay's DC-9 "Stars & Stripes" accompanied the Management Team, and was at
Boeing Field to provide In-Flight Broadband Communication (IBC) tarmac demonstrations for a selected number of visitors.

Tracy DeCuir, an Airline Industry Consultant, and President of DeCuir, Inc.
stated, "Skyways' WAEA demonstration of In-Flight Broadband Communication (IBC)
over the existing NATS infrastructure was very impressive; they've cleared the first hurdle in the race to bringing affordable broadband communication to the
U.S. domestic airline market."

Paul Kuphal, Executive VP & COO of Formation, Inc., a company that designs and manufactures hardware and software products and provides related engineering services for the aviation, data communications, defense and transportation industries, was equally impressed after witnessing a demonstration aboard "Star
& Stripes". He said, "The passenger experience on the SkyWay DC 9 was quite impressive. The demonstration I received at this year's WAEA offered a look to the future with access to the internet, email and multiple forms of entertainment. All accomplished wirelessly at broadband speeds. It is clear you have taken a giant step forward in bringing seamless passenger connectivity during air travel. Well Done!"

An interview at the show with The Shephard Group, a 25 year old well established publishing company, and Brent Kovar, SkyWay Communications President, led to a
very informative article that appeared on Shephard's Online Web Portal.

The show presented many opportunities for SkyWay to engage in very positive discussions with both domestic and foreign air carriers who expressed interest

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in the SkyWay network. Additionally, the SkyWay Management Team was able to meet with a number of hardware, and major aircraft manufacturers, who we believe recognize the possible advantages of integrating their products with the SkyWay
In-Flight Broadband Communications (IBC) network.

During the show SkyWay entered into discussions with IMS to explore incorporating the IMS portable technology with SkyWay's high-speed broadband internet technology. IMS manufactures a portable entertainment device called the
PEA (Personal Entertainment Appliance), which will be tested by American
Airlines in November. The device currently offers movies yet to be released in video stores and electronic versions of newspapers and magazines that will be updated daily.

Brent Kovar, SkyWay Communications President, indicated, "I am extremely pleased at the number of those attending the show that expressed an interest in our IBC network, and appreciated the honesty and straightforward approach of the SkyWay message. There was a great deal of enthusiasm, especially from the selected visitors who witnessed our tarmac demonstrations. Additionally, aircraft manufacturers visited our booth on several occasions, with numerous personnel, to discuss incorporating the SkyWay IBC System into their aircraft. SkyWay is looking forward to many new, meaningful relationships as a direct result of the
WAEA Show."

About SkyWay Communications Holding Corporation

SkyWay Communications Holding Corporation. is a Clearwater, Florida based company that is developing a unique ground to air in-flight aircraft communication network that it anticipates will facilitate homeland security and in-flight entertainment. SkyWay is focused on bringing to the market a network supporting aircraft-related service including anti-terrorism support, real time in-flight surveillance and monitoring, WIFI access to the Internet, telephone service and enhanced entertainment service for commercial and private aircraft throughout the United States. Based on the final upgrading of a previous airborne telephone and communications network, SkyWay intends to provide broadband connectivity between the ground and in-flight aircraft throughout the
U.S. using technology that provides a broadband high-speed data transmission.
SkyWay intends to be the communications solution for commercial and private aircraft owners wanting real time access to on-board security systems, aircraft health and welfare monitoring, avionics operations and for passengers wanting real time high-speed access to the Internet. The network will enable applications that can personalize the in-flight entertainment experience, provide real time access to flight management avionics with long-term data storage and also support for ground monitoring of in-flight surveillance systems that are being designed with the goal of enhancing current airline security standards.

Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.
Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of the
Company's products, increased levels of competition for the Company, new products and technological changes, the Company's dependence on third-party suppliers, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

For more information regarding SkyWay Communications Holding Corp. please contact:

Steve Klein, Investor Relations (925) 735-2400 OR www.skywayaircraftsecurity.com for additional information.